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                                                                   EXHIBIT 23.6A

                                                    [LOGO of Grant Thornton SpA]

[LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS


As independent auditors of Flashnet S.p.A., we consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 14, 1999, with respect to the financial statements of Flashnet S.p.A. as of December 31, 1998 and for the year then ended, in Amendment Number 3 to the Registration Statement (Form S-1) and related prospectus of Cybernet Internet Services International, Inc. for the registration of resales of the Euro 46,928,436 of its 13% Convertible Senior Subordinated Pay-In-Kind Notes due 2009, $51,506,345 of its 13% Convertible Senior Subordinated Discount Notes due 2009 and the shares of common stock into which the notes may be converted.

Rome, Italy

March 22, 2000

                                        Grant Thornton S.p.A.


                                        /s/ Felice Duca
                                        ---------------------------
                                        Felice Duca
                                        (Partner)